Exhibit 3.04

The undersigned, being the Secretary of North American Gold & Minerals Fund, a Nevada corporation (the "Corporation"), does hereby certify that this Certificate of Designations, Preferences and Rights of Series B Preferred Stock of North American Gold & Minerals Fund was adopted by unanimous written consent of the Board of Directors of the Corporation, pursuant to Nevada law.

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                           OF SERIES B PREFERRED STOCK
                                       OF
                      NORTH AMERICAN GOLD & MINERALS FUND.

     NORTH AMERICAN GOLD & MINERALS FUND (the "Company"), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "NRS"), in accordance with Section 78.1955 of the NRS, DOES HEREBY CERTIFY that:

     The Amended and Restated Articles of Incorporation of the Company provide that the Company is authorized to issue 1,000,000,000 shares of preferred stock, par value $0.0001 per share. The Amended and Restated Articles of Incorporation provide, further, that the Board of Directors is authorized, to the extent permitted by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the NRS, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof. Pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation, the Board of Directors, by Unanimous Written Consent dated August 12, 2010, adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of 62,630,000 shares of Series B Preferred Stock, par value $0.0001 per share, and that a copy of such resolution is as follows:

     RESOLVED , that pursuant to the authority vested in the Board of Directors of the Company, the provisions of its Amended and Restated Articles of Incorporation, and in accordance with the NRS, the Board of Directors hereby authorizes the filing of a Certificate of Designations, Preferences and Rights of Series B Preferred Stock of North American Gold & Minerals Fund. Accordingly, the Company's Series B Preferred Stock shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

     1. DESIGNATION AND NUMBER OF SHARES. Shares of the series shall be designated and known as the Series B Preferred Stock of the Company. The Series B Preferred Stock shall consist of 62,630,000 shares and have a par value of $0.0001 per share. Shares of the Series B Preferred Stock (hereinafter referred to as the "Series B Preferred Stock") which are retired, converted into shares of the Company's common stock, purchased or otherwise acquired by the Company shall be cancelled and shall revert to authorized but un-issued preferred stock, undesignated as to series and subject to re-issuance by the Company as shares of preferred stock of any one or more series.

     2. LIQUIDATION OF THE COMPANY OR SALE OF INVESTMENT IN SHARES OF SOUTH COPPERSTONE INC.

     2.1 LIQUIDATION PREFERENCE Upon (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (b) any sale by the Company of all or substantially all of its investment in shares (the "South Copperstone Shares") of common stock of South Copperstone Inc., a Wyoming corporation ("South Copperstone"), the holders of the shares of Series B Preferred Stock shall be senior in rights to the holders of the Company's common stock as to proceeds of sale (after deduction of the costs and expenses of sale and a 5% handling fee, the "South Copperstone Proceeds") of the Company's South Copperstone Shares and shall be entitled to be paid a maximum amount equal to
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Two Dollars and Twenty Cents ($2.20) per share (the "Liquidation Preference") of the Series B Preferred Stock from said South Copperstone Proceeds. Such amount payable with respect to one share of Series B Preferred Stock, as the case may be, is sometimes referred to herein as the "South Copperstone Liquidation Payment" and, with respect to all shares of Series B Preferred Stock, as the "South Copperstone Liquidation Payments".

     2.2 If upon (a) such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (b) such sale by the Company of all or substantially all of its investment in the South Copperstone Shares, the South Copperstone Proceeds shall be insufficient to permit payment to the holders of Series B Preferred Stock of the full South Copperstone Liquidation Payments, then the entire South Copperstone Proceeds shall be distributed ratably among the Series B Holders.

     2.3 Upon (a) any such liquidation, dissolution or winding up of the Company or (b) any such sale by the Company of all or substantially all of its investment in the South Copperstone Shares, after the holders of Series B Preferred Stock shall have been paid in full any South Copperstone Liquidation Payment to which they shall be entitled as set forth in subparagraph 2.1 above, the remaining net assets of the Company or South Copperstone Proceeds (to the extent that the Board of Directors declares a dividend), as the case may be, shall be distributed to the holders of common stock in proportion to the shares of common stock then held by them.

     3. SOUTH COPPERSTONE DIVIDEND PREFERENCE. To the extent that any dividends are declared by the Board of Directors of the Company from current earnings of the Company that are attributable to any dividends paid to the Company by South Copperstone ("South Copperstone Dividends") or South Copperstone Proceeds (after deduction of a 5% handling fee), shares of Series B Preferred Stock shall be entitled to receive dividends at a fixed annual rate of Three Percent (3%) of the Liquidation Preference,, payable solely from said South Copperstone Dividends or South Copperstone Proceeds, before any South Copperstone Dividends are paid by the Company on its common shares. Such dividends payable to the holders of the Series B Preferred Stock shall not be cumulative. So long as any shares of Series B Preferred Stock are outstanding, no dividend (other than a dividend in common stock or in any other shares ranking junior to the Series B Preferred Stock ) shall be declared or paid in any year from South Copperstone Dividends or South Copperstone Proceeds (other than from said 5% handling fee) unless, in each case, the full dividend for said year on all outstanding shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid from the South Copperstone Dividends or South Copperstone Proceeds.

     4. NO VOTING RIGHTS. Except as may be required by law and as is provided in this Certificate, no holder of outstanding shares of Series B Preferred Stock shall be entitled to vote their shares of Series B Preferred Stock.

     5. REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable prior to December 31, 2010. On and after January 1, 2011, the Company, at its option, may redeem shares of Series B Preferred Stock, as a whole or in part, for cash, at any time or from time to time, at a redemption price of Two Dollars and Twenty Cents ($2.20) per share plus, in each case, any declared and unpaid dividends thereon to the date fixed for redemption. In the event that fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its discretion to be equitable. In the event the Company shall redeem shares of the Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as appears on the stock records of the Company, or by publishing notice thereof in a newspaper of general circulation in Clark County, Nevada. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to each holder of the shares of Series B Preferred Stock to be redeemed. Each such mailed or published notice shall state: (a) the redemption date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such

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holder are to be  redeemed,  the number of such shares to be redeemed  from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice to any holder of shares of the Series B Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series B Preferred Stock to be redeemed. Notice having been mailed or published as aforesaid, then, notwithstanding that the certificates evidencing the shares of the Series B Preferred Stock shall not have been surrendered, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price aforesaid. In case fewer than all the shares represented by
any  such  certificate  are  redeemed,   a  new  certificate   shall  be  issued
representing the unredeemed shares without cost to the holder thereof. Any shares of the Series B Preferred Stock that shall at any time have been redeemed shall, after such redemption, in the discretion of the Board of Directors of the Company, be (x) held in treasury or (y) resume the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

     6. AMENDMENTS. No provision of these terms of the Series B Preferred Stock may be amended, modified or waived as to such Series without the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series B Preferred Stock.

     IN WITNESS WHEREOF, North American Gold & Minerals Fund has caused this Certificate to be signed by Ronald Y. Lowenthal, its President and CEO, this 11th day of August, 2010.


                                         /s/ Ronald Y. Lowenthal
                                         ---------------------------------------
                                         Ronald Y. Lowenthal
                                         President & CEO

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